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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Amendment No. 1 to the Registration Statement on Form 10/A for Hartford Life, Inc. (the Company). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our reports.


                                          /s/  ARTHUR ANDERSEN LLP

Hartford, Connecticut

May 15, 1997